                                                                           DRAFT

                                   Exhibit 5.1


                         (Letterhead of ASHBY & GEDDES)



                                January ___, 1997



CAPITAL ALLIANCE INCOME TRUST,
A REAL ESTATE INVESTMENT TRUST
50 California Street, Suite 2020
San Francisco, CA 94111

         Re:      Proposed issuance of 1,500,000 shares of common stock

Ladies and Gentlemen:

         You have requested our opinion as special Delaware counsel to Capital Alliance Income Trust, a Delaware corporation (the "Company"), in connection with certain matters of Delaware law arising out of the Company's proposed issuance of 1,500,000 shares of its $.01 par value common stock (the "Shares").

         As a basis for our opinion, we have examined copies of the following documents (the "Documents"), provided to us by the firm of Stephen C. Ryan & Associates ("SCR&A"), and, unless specifically indicated, have made no other investigations or inquiry:


         1. The Company's certificate of incorporation, dated December 1, 1995, and the certificate of amendment to the Company's certificate of incorporation, dated February 2, 1996;

         2.       The Company's by-laws ;

         3. Minutes of an August 5, 1996 meeting of the Company's Board of Directors reflecting resolutions adopted by the Board in connection with the proposed issuance of the Shares (the "Resolutions");

         In addition, we have reviewed a certificate of good standing issued by the Delaware Secretary of State for the Company, dated January ___, 1997.

Capital Alliance Income Trust                                              DRAFT
January ___, 1997
Page 138

         In rendering our opinion, we have assumed the following:

         1. Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         2. Each individual executing any of the Documents had the legal capacity and authority to do so.

         3. All Documents submitted to us are accurate, complete, duly authorized, validly executed, and conform to the originals. All signatures on the Documents are genuine, and all statements and information contained in the Documents are true and complete. There are and have been no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

         4. All actions that have been undertaken by, on behalf of, or in connection with the Company, whether by its directors, officers, stockholders, incorporator, representatives or agents, are and were valid, authorized and effective and were not ultra vires acts.

         Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is in good standing with the State of Delaware.

         2. The Shares have been authorized by the Company's certificate of incorporation and, when and if delivered in exchange for payment in accordance with the Resolutions, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to Delaware law and we do not express any opinion herein concerning any other law.

         This opinion is as of this date and we assume no obligation to supplement this opinion even if applicable law changes after the date hereof or we become aware of any fact that might change this opinion after the date hereof.

Capital Alliance Income Trust                                              DRAFT
January ___, 1997
Page 139


         We are special counsel only and have not met any representatives of the Company. We have dealt exclusively with and through SCR&A. This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement, may not be relied upon for any other purpose and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than SCR&A) without, in each instance, our prior express permission in writing.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                                        ASHBY & GEDDES




                                        By:              DRAFT
                                           ------------------------------------
                                                      For the Firm